UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018 (April 12, 2018)
_________________________________
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
_________________________________

Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934
(§ 240.12b–2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2018, Hawthorne Hydroponics LLC (the “Buyer”), a subsidiary of The Scotts Miracle-Gro Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) to purchase (i) substantially all of the assets and certain specified liabilities of Sunlight Supply, Inc., Sunlight Garden Supply, Inc., Sunlight Garden Supply, ULC, and IP Holdings, LLC (together, with Craig R. Hargreaves and Kim E. Hargreaves, the “Sellers”) and (ii) all of the issued and outstanding equity interests of Columbia River Industrial Holdings, LLC (the “Transaction”). The Sellers are engaged in the business of developing, manufacturing, marketing and distributing horticultural, organics, lighting, and hydroponics products, including, without limitation, lighting fixtures, nutrients, seeds and growing media, systems, trays, fans, filters, humidifiers and dehumidifiers, timers, instruments, water pumps, irrigation supplies and hand tools (the “Business”). Prior to the execution of the Purchase Agreement, Sunlight Supply, Inc. served as a non-exclusive distributor of the Buyer.

Under the terms and conditions of the Purchase Agreement, upon closing of the Transaction, the Company would pay $450,000,000, consisting of $425,000,000 in cash and $25,000,000 in common stock of the Company (the “Company Shares”). Up to an additional $20,000,000 would be paid by the Company contingent on the achievement of certain performance metrics of the Company following the closing of the Transaction.

The parties’ obligations to consummate the Transaction include customary closing conditions, including, receipt of required governmental approvals, as well as, among other things, (i) the requirement that certain employees (a) complete background screening procedures, (b) accept the Buyer’s offer of employment and (c) complete and sign the Buyer’s on-boarding documents for employment, (ii) a limited due diligence condition in favor of the Buyer, and (iii) the delivery of certain ancillary agreements, including lease agreements with respect to the Sellers’ affiliated real property leases.

The Purchase Agreement also includes customary representations, warranties and covenants. Among other things, the Sellers (i) make certain representations related to product registrations and permits related to the Business and (ii) have agreed to (a) certain customary restrictions on the conduct of the Business prior to the closing date, (b) not to compete with the Business or solicit employees or customers of the Business for five years following the closing date, and (c) maintain product registrations that are related to the Business. The parties have agreed to (x) cooperate to undertake all actions necessary to obtain the necessary antitrust consents and approvals and (y) not engage in or continue any negotiations regarding other business combination transactions, provided that such restriction on the Buyer is limited to certain specified entities.

The Purchase Agreement permits either party the right to terminate the Purchase Agreement in certain circumstances, including in the event of breach or failure to perform certain covenants or if the Transaction has not been consummated by October 12, 2018, subject to an automatic extension to December 31, 2018 and a discretionary extension by the Buyer for three months thereafter in the event all necessary antitrust consents and approvals have not yet been obtained.

The foregoing description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 7.01. Regulation FD Disclosure.

On April 17, 2018, the Company issued a news release regarding the Transaction. The news release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(c) Shell company transactions:

Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	News release issued by The Scotts Miracle-Gro Company on April 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: April 17, 2018	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 17, 2018
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News release issued by The Scotts Miracle-Gro Company on April 17, 2018

5